Exhibit 12.1


                       ECKERD CORPORATION AND SUBSIDIARIES
                Computation of Ratio of Earnings to Fixed Charges
        Years Ended January 31, 1998, February 1, 1997, February 3, 1996,
                      January 28, 1995 and January 29, 1994


                                              January     February    February      January     January
                                             31, 1998      1, 1997     3, 1996     28, 1995    29, 1994
                                             --------     --------    --------     --------    --------

Earnings before income taxes and
   extraordinary item                         $168,750     137,259     123,383       87,084      43,969
Add:
     Portion of rents representative of
        the interest factor (*)                 55,456      44,165      39,599       37,282      37,024

     Interest expense                           70,674      60,691      76,836       93,735     113,215
                                               -------     -------     -------      -------     -------

         Income as adjusted                   $294,880     242,115     239,818      218,101     194,208
                                               =======     =======     =======      =======     =======

Fixed charges:
     Interest expense                           70,674      60,691      76,836       93,735     113,215
     Portion of rents representative of
        the interest factor                     55,456      44,165      39,599       37,282      37,024
                                               -------     -------     -------      -------     -------

         Total fixed charges                  $126,130     104,856     116,435      131,017     150,239
                                               =======     =======     =======      =======     =======

Ratio of earnings to fixed charges                2.34        2.31        2.06         1.66        1.29
                                               =======     =======     =======      =======     =======



(*) The portion of rents representative of the interest factor is calculated as 33-1/3% of minimum rentals.